Exhibit 21

SUBSIDIARIES OF FIRST PLACE FINANCIAL CORP.

Entity name, location and ownership	Jurisdiction of Incorporation or Organization

A. Parent Company
First Place Financial Corp.	Delaware
Warren, Ohio

B. Bank and Bank-Owned Subsidiaries of First Place Financial Corp.
1. First Place Bank	Federal
Warren, Ohio
First Place Financial Corp. owns 100%

Active Bank-Owned Subsidiaries of First Place Financial Corp.

a. Ardent Service Corporation	Ohio
Warren, Ohio
First Place Bank owns 100%

(i). Bercley Woods Development Company, Ltd.	Ohio
Gahana, Ohio
Ardent Service Corporation owns 50%

(ii). Shiloh Springs, L.P.	Ohio
Trotwood, Ohio
Ardent Service Corporation owns 99%

(iii). Pine Glenn, L.P.	Indiana
Indianapolis, Indiana
Ardent Service Corporation owns 49.5%

Inactive Bank-Owned Subsidiaries of First Place Financial Corp.

a. Western Reserve Mortgage Corporation	Ohio
Warren, Ohio
First Place Bank owns 100%

b. AutoArm, LLC	Ohio
Dublin, Ohio
First Place Bank owns 100%

C. Financial Service Subsidiaries of First Place Financial Corp.
1. First Place Holdings, Inc.	Ohio
Boardman, Ohio
First Place Financial Corp. owns 100%

a. First Place Insurance Agency, Ltd.	Ohio
Boardman, Ohio
First Place Holdings, Inc. owns 100%

b. First Place Real Estate, Ltd.	Ohio
Boardman, Ohio
First Place Holdings, Inc. owns 100%

(i). Northwood of Ohio, LLC	Ohio
Warren, Ohio
First Place Real Estate, Ltd. owns 50%

c. Title Works Agency, LLC	Ohio
Boardman, Ohio
First Place Holdings, Inc. owns 75%

D. Affiliated Trusts of First Place Financial Corp. (Unconsolidated)

1. First Place Capital Trust	Delaware
Wilmington, Delaware
First Place Financial Corp. owns 100%

2. First Place Capital Trust II	Delaware
Wilmington, Delaware
First Place Financial Corp. owns 100%

3. First Place Capital Trust III	Delaware
Wilmington, Delaware
First Place Financial Corp. owns 100%